EXHIBIT 10.2

                      AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement (this "Amendment") is made by and between Continental Airlines, Inc., a Delaware corporation ("Company"), and Gregory D. Brenneman ("Executive").

                                 WITNESSETH:

     WHEREAS, Company and Executive are parties to that certain
Amended and Restated Employment Agreement dated as of November
15, 1995 (the "Existing Agreement"); and

     WHEREAS, the Human Resources Committee of the Board of
Directors of the Company, on April 17, 1996, authorized the execution and delivery on behalf of the Company of this Amendment; and

     WHEREAS, Company and Executive desire to amend the Existing
Agreement as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company and Executive agree as follows:

1. Paragraph 2.1 of the Existing Agreement is hereby amended to read in its entirety as follows:

             "2.1   Term.  Unless sooner terminated pursuant to
             other provisions hereof, Company agrees to employ Executive until June 6, 1999. Said term of employment shall be extended automatically for successive three-year periods commencing June 6, 1999 and commencing as of the last day of each successive three-year period of time thereafter that this Agreement is in effect; provided, however, that if, prior to the date which is six months before June 6, 1999 or, with respect to subsequent periods, the last day of any such three-year term of employment, either party shall give written notice to the other that no such automatic extension shall occur, then Executive's employment shall terminate on June 6, 1999 ( or, with respect to subsequent periods, the last day of the three-year term of employment during which such notice is given)."

2. Paragraph 4.3 of the Existing Agreement is hereby amended to read in its entirety as follows:

             "4.3   By Executive.  If Executive's employment
             hereunder shall be terminated by Executive prior to expiration of the term provided in paragraph 2.1 hereof then, upon such termination, regardless of the reason therefor, all compensation and benefits to Executive hereunder shall terminate contemporaneously with the termination of such employment, except Executive shall be provided Flight Benefits for the remainder of Executive's lifetime and, if such termination shall be pursuant to paragraphs 2.3(i),
             (ii), (iii), (iv), (v), or (vi) or for any reason whatsoever following the occurrence of a Change in Control (as such term is defined in the Incentive Plan, as amended by the Board of Directors on April 19, 1996 and in effect on such date), then Company shall provide Executive with the payments and benefits described in clauses (i) through (iv) of paragraph 4.1."

3. Contemporaneously with his execution and delivery hereof, Executive is executing and delivering to the Company a Waiver and Amendment to Employee Stock Option Grant and a Waiver and
Amendment to Restricted Stock Grant in the forms thereof previously approved by the Human Resources Committee of the Board of Directors of the Company.

4. Company agrees to pay to Executive, contemporaneously with his execution and delivery of this Amendment, the sum of $776,562.50 in immediately available funds, by wire transfer to an account or accounts previously designated by Executive. Company also agrees to make one or more charitable contributions in an aggregate amount of $700,000, in the name of Executive, to such charities (and in such amounts) as are designated by Executive in writing, which contributions will be made within two weeks of Executive's designation thereof. Executive agrees that Company may, out of any sums payable hereunder, withhold applicable federal, state and local taxes.

5. The Existing Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 19th day of April, 1996.


                                    CONTINENTAL AIRLINES, INC.


                                    By: /s/ Jeffery A. Smisek
                                    Name:  Jeffery A. Smisek
                                    Title:  Senior Vice President


                                    EXECUTIVE


                                    /s/ Gregory D. Brenneman
                                        Gregory D. Brenneman